SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

IMPSAT Fiber Networks, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

IMPSAT Fiber Networks, Inc.

Elvira Rawson de Dellepiane 150

Piso 8, C1107BCA

Buenos Aires

Argentina

Dear Securityholder:

You are cordially invited to attend the Annual Meeting of IMPSAT Fiber Networks, Inc. (the “Company”) to be held at 10:00 a.m. on April 28, 2006 at the Company’s offices at Elvira Rawson de Dellepiane 150, Piso 8, Conference Room, C1107BCA, Buenos Aires, Argentina. The formal Notice of Annual Meeting and Proxy Statement are enclosed. The matters to be acted upon at the Annual Meeting are discussed in the Notice of Annual Meeting.

We look forward to reviewing our accomplishments and future prospects with you. We hope that you will be able to attend this meeting. If you are unable to attend in person or to be otherwise represented, we urge you to complete and sign the enclosed proxy and certificate of beneficial ownership and to mail them to us in the accompanying stamped envelope at your earliest convenience to ensure that, to the extent eligible, your vote will be counted at the meeting. Please be sure to sign these documents exactly as the name or names appear on the proxy. We encourage you to read the enclosed proxy statement, which contains information relevant to the actions to be taken at the meeting.

On behalf of the Board of Directors, thank you for your cooperation and support.

Sincerely,

Ricardo A. Verdaguer President and Chief Executive Officer

March 31, 2006

IMPSAT FIBER NETWORKS, INC.

NOTICE OF ANNUAL MEETING

TO BE HELD APRIL 28, 2006

Notice is hereby given that the annual meeting of IMPSAT Fiber Networks, Inc. (the “Company”) will be held on April 28, 2006, at 10:00 a.m. (local time) at the Company’s offices at Elvira Rawson de Dellepiane 150, Piso 8, Conference Room, C1107BCA, Buenos Aires, Argentina, for the following purposes:

1.	The election by eligible securityholders of five nominees to the Board of Directors, each to serve for a one-year term until the annual meeting of stockholders in 2007 or until their respective successors shall have been duly elected and qualified;

2.	The consideration and vote by stockholders upon the ratification of the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 2006; and

3.	The transaction of such other business as may properly come before this meeting or any postponement or adjournment thereof.

In accordance with the Company’s certificate of incorporation and bylaws, the five directors will be elected through special meetings of certain securityholders occurring at the time of the annual meeting (these special meetings and the annual meeting are called, collectively and individually, as the context requires, the “Meeting”). Our Board of Directors has fixed March 15, 2006 as the record date for the determination of securityholders entitled to vote. Only securityholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Meeting. A complete list of the securityholders who, to the Company’s best knowledge and belief, are entitled to vote at the Meeting will be maintained at the Company’s principal executive offices during ordinary business hours for a period of ten days prior to the Meeting. The list will be open to the examination of any stockholder for any purpose germane to the Meeting during this time. The list will also be produced at the time and place of the Meeting and will be open during the whole time thereof.

You are cordially invited to attend the Meeting in person. Securityholders of record will be admitted to the Meeting with verification of security ownership. Whether or not you expect to attend the Meeting in person, you are urged to sign, date and promptly return the enclosed proxy and the enclosed certificate of beneficial ownership. In addition, if your securities are not registered in your name, evidence of ownership (such as a recent bank or brokerage firm account statement, together with proper identification) must be presented for admission to the Meeting. A self-addressed envelope is enclosed for your convenience.

March 31, 2006	By Order of the Board of Directors

Guillermo V. Pardo Secretary

IMPSAT FIBER NETWORKS, INC.

Elvira Rawson de Dellepiane 150

Piso 8, C1107BCA

Buenos Aires

Argentina

PROXY STATEMENT FOR ANNUAL MEETING

Introduction

The Board of Directors of IMPSAT Fiber Networks, Inc. (the “Company”), the executive offices of which are located at Elvira Rawson de Dellepiane 150, Piso 8, C1107BCA, Buenos Aires, Argentina, hereby solicits your proxy in the form enclosed for use at the Company’s Annual Meeting to be held on April 28, 2006, at 10:00 a.m. (local time), or at any postponement or adjournment thereof (the “Annual Meeting”). The expense of soliciting your proxy will be borne by the Company. The approximate date on which this proxy statement and the accompanying form of proxy will first be sent or given to the Company’s stockholders and other securityholders is April 5, 2006.

Securityholders entitled to do so under the Company’s certificate of incorporation and bylaws (“Eligible Securityholders”) will be asked to elect five directors of the Company, each to serve for a one-year term until the 2007 annual meeting. These five directors will be elected through special meetings of Eligible Securityholders occurring at the time of the Annual Meeting (the special meetings and the Annual Meeting are called, collectively and individually, as the context requires, the “Meeting”). To ascertain whether you are an Eligible Securityholder, and in the interest of an orderly Meeting, we ask all securityholders to read carefully (1) the section below captioned “Composition of the Board of Directors” and (2) the directions and procedures attached hereto as Appendix 1. At the Annual Meeting, stockholders will be asked to ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 2006.

We urge you to complete, date, sign and return your proxy and the accompanying certificate of beneficial ownership (the “Ownership Certificate”) in the enclosed envelope promptly to make certain that, to the extent eligible, your securities will be voted at the Meeting.

The Company was organized in 1994 as a Delaware holding company to combine the IMPSAT businesses in Argentina, Colombia and Venezuela and went public in February 2000. Substantially all of the Company’s operations are in Latin America. It has operating subsidiaries in Argentina, Colombia, Brazil, Venezuela, Ecuador, Chile and Peru and the United States. On June 11, 2002, the Company filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. By order dated December 16, 2002, the bankruptcy court confirmed the Company’s plan of reorganization (the “Plan of Reorganization”) and, in accordance with the terms of the Plan of Reorganization, the Company formally emerged from bankruptcy on March 25, 2003 (the “Effective Date”). The terms “IMPSAT”, “the Company”, “we”, “our” and “us” refer to IMPSAT Fiber Networks, Inc. and its subsidiaries, unless the context suggests otherwise.

Composition of the Board of Directors

Under the Plan of Reorganization, our Board of Directors was reconstituted and is composed of seven directors. In accordance with the Plan of Reorganization and our certificate of incorporation, our directors are classified among the following four categories (each a “Category”):

•	our Chief Executive Officer, as our “Category One Director”;

•	two individuals, our “Category Two Directors,” elected by the initial holders of our Series A 6% Senior Guaranteed Convertible Notes due 2011 (“Series A Notes”) issued under the Plan of Reorganization (the “Initial Series A Noteholders”), for so long as the Initial Series A Noteholders and their affiliates continue to satisfy specified quantitative conditions as to ownership of Series A Notes and shares of our common stock (such ownership conditions are more particularly described in our certificate of incorporation, and are therein and herein collectively referred to as the “Category Two Threshold”);

•	one individual, our “Category Three Director,” elected by Nortel Networks Limited (“Nortel”) as an initial holder of our common stock warrants (“Warrants”) issued to Nortel under the Plan of Reorganization, for so long as Nortel and its affiliates continue to satisfy specified quantitative conditions as to ownership of Warrants and shares of our common stock (such ownership conditions are more particularly described in our certificate of incorporation, and are therein and herein collectively referred to as the “Category Three Threshold”); and

•	three individuals, our “Category Four Directors,” elected by the stockholders who, under our Plan of Reorganization, received shares of our common stock (the “Initial Common Stock”) in exchange for our old 13 3/4% Senior Notes due 2005 and 12 3/8% Senior Notes due 2008 (the “Initial 2005/2008 Common Stock Holders”), for so long as the Initial 2005/2008 Common Stock Holders or any of their respective affiliates continue to satisfy specified quantitative conditions as to ownership of Initial 2005/2008 Common Stock (such ownership conditions are more particularly described in our certificate of incorporation, and are therein and herein collectively referred to as the “Category Four Threshold”).

To the Company’s best knowledge and belief, since the effectiveness of the Plan of Reorganization, all of the “Category Thresholds” (i.e. the Category Two Threshold, the Category Three Threshold, and the Category Four Threshold) have continued to be satisfied. At the Meeting, two Category Two Directors and three Category Four Directors will be elected. The “Eligible Securityholders” are the holders of our securities entitled to elect these five directors to the relevant Categories, as described above. For more information, please see Appendix 1. As described above, pursuant the Plan of Reorganization, our Chief Executive Officer is automatically entitled to be the Category One Director. On October 11, 2005, our Chief Executive Officer, Mr. Ricardo A. Verdaguer resigned as Director and Chairman of the Board and he will not be standing for reelection. Mr. Verdaguer retains his office as our Chief Executive Officer and President. The Category Three Director resigned in 2003 and Nortel has stated that it does not intend to designate a successor. On June 8, 2005, Mr. Raul Ramirez resigned as a Category Four Director. On August 3, 2005, Mr. James Bolin was appointed as a Category Four Director to fill the vacancy created by the resignation of Mr. Ramirez.

On March 30, 2006, our Board of Directors amended and restated our bylaws to provide that the Chairman of the Board be a non-executive director selected by the majority of the Board. In addition, the amended and restated bylaws provide that, in the absence of a selected Chairman of the Board, a majority of the Board may select a director to act as Chairman for a single meeting. A copy of our amended and restated bylaws is filed as exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended on December 31, 2005. As of the date hereof, our Board of Directors has not elected a Chairman of the Board.

Date, Time, and Place

The Meeting will be held on April 28, 2006, at 10:00 a.m. (local time), at the Company’s offices at Elvira Rawson de Dellepiane 150, Piso 8, Conference Room, C1107BCA, Buenos Aires, Argentina.

Record Date; Voting Rights

We had 10,116,100 shares of common stock, $0.01 par value, outstanding at the close of business on March 15, 2006, the record date (the “Record Date”). Only stockholders and Eligible Securityholders of record at the close of business on the Record Date will be entitled to vote at the Meeting. Each share of common stock outstanding as of the Record Date is entitled to vote at the Annual Meeting on the ratification of Deloitte & Touche LLP as the Company’s independent auditors for 2006. For this purpose and any other matters to be voted upon (except the election of directors): (i) the presence, in person or by proxy, of holders of a majority of all outstanding shares of common stock so entitled to vote constitutes a quorum; (ii) the holders of record of our common stock on the Record Date will be entitled to one vote per share; and (iii) assuming a quorum is present, the affirmative vote of the majority of the votes cast in person or represented by proxy at the Annual Meeting and entitled to vote on the matter will be the act of the stockholders. Abstentions and broker non-votes are counted toward the calculation of a quorum, but are not treated as either a vote for or against a proposal. An abstention has the same effect as a vote against the proposal. A broker non-vote occurs when a nominee holding securities for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In accordance with our certificate of incorporation, nominees for election as Category Two Directors shall be elected at the Meeting by a plurality vote of the Initial Senior Series A Noteholders, with each Initial Senior Series A Noteholder entitled to cast a number of votes equal to the number of (x) shares of common stock issuable upon conversion of Series A Notes issued under the Plan of Reorganization to and held by such Initial Senior Series A Noteholder or its affiliates, plus (y) the aggregate number of shares of common stock, if any, issued to and held by such Initial Senior Series A Noteholder or such affiliates upon conversion of such Series A Notes. As of the Record Date, 16,100 shares of our common stock have been issued upon conversion of the Series A Notes. Nominees for election as Category Four Directors will, in accordance with our certificate of incorporation, be elected at the Meeting by a plurality vote of the Initial 2005/2008 Common Stockholders.

The Annual Report to Stockholders for the year ended December 31, 2005, has been or is being furnished with this proxy statement. The Annual Report to Stockholders does not constitute a part of the proxy materials.

We are not currently aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed Notice of Annual Meeting.

Voting and Revocation of Proxies

A form of proxy is enclosed. You may vote by proxy or in person at the Annual Meeting. You may vote by proxy by marking the enclosed proxy card to indicate your votes, and by dating, signing and returning the proxy and the Ownership Certificate in the postage-paid envelope provided. The information to be provided in the Ownership Certificate is being requested by the Company pursuant to Article IV Section 8 of its certificate of incorporation, which states, in relevant part, that “the Initial Series A Noteholders, Initial 2005/2008 Common Stockholders, and Nortel shall each provide the Company with such information concerning their (and their respective affiliates’) ownership of, as applicable, Senior Series A Notes, Senior Series B Notes, shares of Common Stock issued or issuable upon conversion of such notes and shares of Initial 2005/2008 Common Stock, as the Company may reasonably request from time to time and agree, upon the written request of the Company, to certify such ownership in writing.”

THE OWNERSHIP CERTIFICATE WILL BE RELIED UPON BY THE COMPANY TO ASCERTAIN THE ELIGIBLE SECURITYHOLDERS ENTITLED TO VOTE FOR DIRECTORS AT THE ANNUAL MEETING. IF YOU FAIL TO COMPLETE AND RETURN THE OWNERSHIP CERTIFICATE, YOU WILL BE DEEMED NOT TO BE AN ELIGIBLE SECURITYHOLDER.

If your proxy and Ownership Certificate are properly executed and received in time for voting, and not revoked, your proxy will be voted as indicated in accordance with the directions thereon for the matters presented at the Annual Meeting on which you are entitled to vote. If no directions to the contrary are indicated, the persons named in the proxy will vote all shares of our common stock for the ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors.

Sending in a signed proxy will not affect your right to attend the Annual Meeting nor will it preclude your voting in person because the proxy is revocable at any time prior to the voting of such proxy. If you vote by proxy, you may revoke that proxy by giving written notice to the Secretary of the Company at any time before the proxy is exercised, including by filing a later-dated proxy with the Secretary or by appearing in person at the Annual Meeting and making a written demand to vote in person.

Solicitation of Proxies

The expense of the proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, or by directors, officers or employees of the Company without additional compensation. Upon request by record holders of our common stock who are brokers, dealers, banks or voting trustees, or their nominees, the Company is required to pay the reasonable expenses incurred by such record holders for mailing proxy material and annual stockholder reports to any beneficial owners of our common stock. The Company has engaged the services of D.F. King & Co., Inc., for the purpose of assisting in the solicitation of proxies (including broker search and delivery services) at a cost of $2,000 plus reimbursement of certain expenses.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of our common stock as of March 15, 2006 by (i) each person known by the Company to be the beneficial owner of five percent or more of the common stock, (ii) each director of the Company, (iii) each executive officer of our company named in the summary compensation table below (see “Further Information—Executive Compensation”), and (iv) all current directors and executive officers of the Company as a group. Except as otherwise indicated below, the beneficial owners of the common stock listed below have sole investment and voting power with respect to the shares. The business address of the executive officers and directors is c/o IMPSAT Fiber Networks, Inc., Elvira Rawson de Dellepiane 150, 8th Floor, C1107BCA Buenos Aires, Argentina.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Total Shares	Percent(1)
Common Stock

Beneficial Owners of more than 5%
Morgan Stanley & Co. Incorporated(2)	3,175,645	29.9%
William R. Huff(3)	3,621,656	26.4%
Nortel Networks Limited(4)	2,755,108	21.5%
UBS Securities LLC(5)	1,918,380	19.0%
James G. Dinan(6)	1,531,600	14.8%
SDS Capital Group SPC, Ltd.(7)	534,659	5.3%

Directors and Executive Officers
Ricardo A. Verdaguer	786,080	7.3%
Eric Koza(3)	42,546	0.4%
William Connors(3)	40,000	0.4%
Thomas Doster IV(2)	—	—
James Bolin(2)	—	—
Ignacio Troncoso	40,000	0.4%
Héctor Alonso	209,497	2.0%
Marcello Girotti	195,392	1.9%
Mariano Torre Gómez	195,392	1.9%
Matias Heinrich	202,118	2.0%
Guillermo V. Pardo	132,913	1.3%
José R. Torres	132,913	1.3%
All Directors and Officers as a Group (12 persons)	1,976,851	16.6%

(1)

For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days. The percentage of total outstanding for each stockholder is calculated by dividing (i) the number of shares of common stock deemed to be beneficially owned by such stockholder as of March 15, 2006 by (ii) the sum of (A) the number of shares of common stock outstanding as of March 15, 2006 plus (B) the number of shares of our common stock issuable upon the exercise of options or warrants or conversion of convertible securities held by such stockholder that were exercisable or convertible as of March 15, 2006 or will become exercisable or convertible within 60 days thereafter.

(2)	Represents 2,688,965 shares of our common stock, Series B 6% Senior Guaranteed Convertible Notes due 2011 (“Series B Notes”) convertible on March 15, 2006 into 424,134 shares of our common stock, and stock options for 82,546 shares of our common stock. Messrs. Doster and Bolin are employed in various capacities by Morgan Stanley. They disclaim any beneficial interest in these shares owned by Morgan Stanley. The address for Morgan Stanley is 1585 Broadway, New York, NY 10036.
(3)	Represents Series A Notes convertible on March 15, 2006 into 2,752,635 shares of our common stock, Series B Notes convertible on March 15, 2006 into 548,700 shares of our common stock, and currently exercisable Warrants to purchase 320,321 shares of our common stock, which are controlled by Mr. William R. Huff through two controlled entities: W.R.H. Partners Global Securities, L.P. and W.R. Huff Asset Management Co., L.L.C. As of March 15, 2006, Messrs. Koza and Connors were employees of W.R. Huff Asset Management Co., L.L.C. (Mr. Koza has subsequently resigned and is no longer an employee of W.R. Huff Asset Management Co., L.L.C.). Messrs. Koza and Connors disclaim any beneficial interest in these shares. The address for Mr. William R. Huff is c/o W.R. Huff Asset Management Co., L.L.C., 1776 On the Green, 67 Park Place, Morristown, New Jersey 07960.
(4)	Represents 5,199 shares of our common stock and currently exercisable Warrants to purchase 2,769,909 shares of our common stock. The address of Nortel is 8200 Dixie Road, Suite 100, Brampton, Ontario, L6T 5P6 Canada.
(5)	UBS Securities LLC, a Delaware limited liability company, is 100%-owned, directly or indirectly, by UBS AG, a Switzerland entity. By reason of its ownership of UBS Securities LLC, UBS AG shares investment and voting power with respect to the shares of our common stock held by UBS Securities LLC. UBS AG disclaims beneficial ownership of any of the shares of our common stock owned by UBS Securities LLC. UBS Securities LLC’s address is 677 Washington Boulevard, Stamford, Connecticut 06901 and UBS AG’s address is Bahnhofstrasse 45, PO Box CH-8021, Zurich, Switzerland.
(6)	Includes 1,284,943 shares of common stock and Series A Notes convertible on March 15, 2006 into 246,657 shares of our common stock, all held by Mr. James G. Dinan, senior managing member of Dinan Management, L.L.C., through (i) six controlled entities: York Investment Limited, York Capital Management, L.P., York Select, L.P., York Select Unit Trust, York Distressed Opportunities Fund, L.P., and York Offshore Investors Unit Trust; and (ii) certain other funds and accounts (“Managed Accounts”) over which Mr. Dinan has discretionary investment authority. Mr. Dinan is the President and sole shareholder of JGD Management Corp., a Delaware corporation, which manages the Managed Accounts. The address for Mr. James G. Dinan is 350 Park Avenue, 4th Floor, New York, NY 10022.
(7)	SDS Management, LLC, a Delaware limited liability company, is the investment manager of SDS Capital Group SPC, Ltd., a Cayman Islands corporation. Mr. Steven Derby, a United States citizen, is the sole managing member of SDS Management, LLC. SDS Management, LLC and Mr. Steven Derby disclaim beneficial ownership of any of the shares of our common stock owned by SDS Capital Group SPC, Ltd. The address of SDS Capital Group SPC, Ltd. is c/o SDS Management, LLC, 53 Forest Avenue, 2nd Floor, Old Greenwich, Connecticut 06870.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

At the Meeting, two Category Two Directors and three Category Four Directors will be elected. In accordance with Article VI of the Company’s certificate of incorporation, the following individuals are deemed nominated by the Board of Directors for election at the Meeting for each Category (in each case, for a term expiring at the Company’s annual meeting following 2006):

(i)	William Connors and Eric Koza, as Category Two Directors; and

(ii)	James Bolin, Thomas Doster IV and Ignacio Troncoso, as Category Four Directors.

In accordance with Article VI of the Company’s certificate of incorporation, the Chief Executive Officer is entitled to be the Category One Director. On October 11, 2005, Mr. Ricardo A. Verdaguer resigned as a Director and will not be standing for reelection. Additionally, the seat of the Category Three Director will remain vacant until that director is elected at or after the Meeting in Nortel’s sole discretion (provided that the Category Three Threshold continues to be satisfied at that time).

On January 1, 2005, Mr. Eric Koza was appointed as a Category Two Director to fill a vacancy created by the resignation of Mr. Joseph Thornton and on August 3, 2005, Mr. James Bolin was appointed as a Category Four Director to fill the vacancy created by the resignation of Mr. Raul Ramirez.

Information as to Directors and Nominees

The following summarizes certain information with respect to the nominees for director.

Name	Age	Position
William Connors(1)	35	Director
Eric Koza(2)	32	Director
Thomas Doster IV(1) (2)	37	Director
Ignacio Troncoso(2)	51	Director
James Bolin	47	Director

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee

William Connors has been a member of our Board of Directors since March 2003. Mr. Connors is a Portfolio Manager for W.R. Huff Asset Management Co., L.L.C. and WRH Partners Global Securities, LP. He has worked with the Huff group since 1992. Mr. Connors serves on the board of directors of Telewest Global, Inc.

Eric Koza has been a member of our Board of Directors since January 2005. From 1999 to March 2006, Mr. Koza worked as a research analyst for W.R. Huff Asset Management Co., LLC. Mr. Koza is currently a private investor. Mr. Koza is a chartered financial analyst.

Thomas Doster IV, who has been a member of our Board of Directors since March 2003, is a Managing Director at Morgan Stanley & Co. Incorporated, where he has worked since 1996. Prior to joining Morgan Stanley, Mr. Doster worked in the bank debt group at Goldman, Sachs & Co.

Ignacio Troncoso has been a member of our Board of Directors since March 2003. He is the founder and chief executive officer of PlanOK, a company that provides document management services through the world wide web. Mr. Troncoso previously served as country manager for Chile for Raychem Corporation from July 1988 to November 1999.

James Bolin has been a member of our Board of Directors since August 2005. Mr. Bolin is a Managing Director in the Strategic Investment Group at Morgan Stanley. He was previously a Managing Director in the Credit Products Group of Citadel Investment Group, LLC from 2003 to April 2005. Prior to joining Citadel, Mr. Bolin was a partner in Appaloosa Management, LP., a New Jersey-based hedge fund which he joined in 1995. From 1989 to 1995, Mr. Bolin was a Vice President at Goldman Sachs & Co. in the roles of Proprietary Trader, Director of Corporate Bond Research, and High Yield Bond Analyst. Mr. Bolin serves as a director of Metals USA, Inc., an operator of steel processing centers.

Biographical information on our executive officers is set forth below under “Further Information—Executive Officers.”

Board of Directors, Committees and Attendance at Meetings

During the year ended December 31, 2005, our Board of Directors held 7 meetings, 2 of which were by telephone conference. During 2005, each of our incumbent directors was present for at least 75 percent of the meetings of our Board of Directors and the committees of our Board of Directors on which such director served, with the exception of Mr. Bolin, who joined our Board of Directors in August 2005 and has attended all meetings of our Board of Directors since that time.

Our Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

The Audit Committee held 6 meetings during the year ended December 31, 2005. The Audit Committee is composed of non-employee directors. The Audit Committee oversees and monitors all aspects of the Company’s accounting and financial reporting processes, systems of internal accounting and financial controls, internal audit function, annual independent audit of financial statements, and legal compliance and ethics programs as established by management and the Board of Directors. The Audit Committee also has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company’s independent auditors. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is publicly available as Exhibit A to our 2004 Schedule 14A and proxy statement filed with the SEC on March 30, 2004. The Audit Committee is currently constituted by Messrs. Eric Koza, Ignacio Troncoso and Thomas Doster IV.

During 2005, the Compensation Committee held 3 meetings. The Compensation Committee, composed of non-employee directors, establishes salaries, incentives and other forms of compensation for our directors and officers and recommends policies relating to our benefit plans. The Compensation Committee is currently constituted by Messrs. William Connors and Thomas Doster IV.

The Company does not have a standing nominating committee (or committee performing similar functions) to nominate candidates for election to the Board of Directors. The Board of Directors does not consider it appropriate for the Company to have such a committee because, pursuant to the Plan of Reorganization and the Company’s certificate of incorporation and bylaws, until a Category Threshold is no longer satisfied with respect to a Category, the directors of that Category must be nominated and elected by or on behalf of the related Eligible Securityholders (except for the Category One Director, who is generally required to be the Company’s Chief Executive Officer). For a further explanation of the director nomination and election process, including which Eligible Securityholders may participate in the nomination and election of directors to each Category, please see “—Composition of the Board of Directors.”

Although the Company does not have a policy on director attendance at the Annual Meeting, directors are encouraged to do so. One of the Company’s directors attended the Company’s 2005 annual meeting.

Director Compensation

We reimburse each of our directors for all reasonable expenses incurred in connection with his attendance at meetings of our Board of Directors or any of the committees of which he or she is a member. Each member of our Board of Directors who is not an executive officer is entitled to receive a $30,000 annual retainer. In addition, each director who serves on our audit committee is entitled to receive an additional $20,000 annual retainer and each director who serves as a member of our compensation committee is entitled to receive an additional $10,000 annual retainer.

Company and Stockholder Communications

Investor and Public Relations. The Board of Directors is of the view that management is primarily responsible for all communications on behalf of the Company with stockholders and the larger public. The responsibilities of the Company’s Chief Financial Officer include investor and stockholder relations. Management is of the view that the Company is properly discharging its continuous disclosure obligations and addressing inquiries from stockholders and the investment community.

Stockholder Communication with Directors. Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to the Secretary of the Company at IMPSAT Fiber Networks, Inc., Elvira Rawson de Dellepiane 150, 8th Floor, C1107BCA Buenos Aires, Argentina. Any communication should clearly specify that it is intended to be made to the entire Board of Directors or to one or more particular director(s). Under this process, the Secretary of the Company will review all such correspondence and will forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deal with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of any member of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters. A copy of the Audit Committee’s “Procedures for the Submission and Handling of Complaints or Concerns Regarding Accounting, Internal Accounting Controls, or Auditing Matters” is published on the Investor Relations section of the Company’s web site at www.impsat.com.

Stockholder proposals or nominees for the Board of Directors must be made in accordance with the procedures set forth under “Stockholder Proposals” below, and not the procedures set forth in the preceding paragraph.

Code of Ethics

The Company has adopted a “Statement of Business Ethics for Directors, Officers and Employees” (the “Code of Ethics”). The Code of Ethics requires our directors and employees (including our Chief Executive Officer, Chief Financial Officer and principal accounting officer) to abide by high standards of business conduct and ethics. The Code of Ethics is available in the Investor Relations section of the Company’s web site at www.impsat.com. The Company intends to post amendments to or waivers from its Code of Ethics (to the extent applicable to the Company’s Chief Executive Officer, Chief Financial Officer and principal accounting officer) at that location on its website.

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee met 6 times during 2005. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors without the presence of the Company’s management. In discharging its oversight responsibility as to the audit process, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards (SAS) No. 61 “Communication with Audit Committees.”

Although our Board of Directors has not determined whether any of the Audit Committee members is an “audit committee financial expert” (as defined in Item 401(h) of the SEC’s Regulation S-K), each of the current members of the Audit Committee is able to “read and understand fundamental financial statements” and at least one member of the Audit Committee possesses “financial sophistication,” as those phrases and terms are currently used in the Nasdaq Marketplace Rules. The Company believes that the ability of the Audit Committee to perform its duties are not impaired by the absence of an “audit committee financial expert” given that its members otherwise satisfy these Nasdaq standards.

The Audit Committee has obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with the Independence Standards Board Standard No. 1, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.

Based on the review and discussions referred to above in this report, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2005 for filing with the SEC.

By the Audit Committee:

Eric Koza

Ignacio Troncoso

Thomas Doster IV

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE

NOMINEES NAMED HEREIN.

PROPOSAL TWO

RATIFICATION OF INDEPENDENT AUDITORS

Our Board of Directors, upon the direction of its Audit Committee, has appointed the firm of Deloitte & Touche LLP to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2006. Although stockholder ratification is not required, our Board of Directors has directed that such appointment be submitted to the stockholders of the Company for ratification at the Annual Meeting.

Deloitte & Touche LLP has served as the independent registered public accounting firm of the Company with respect to the Company’s consolidated financial statements since the Company commenced its operations and is considered by management of the Company to be well qualified. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, our Board of Directors and the Audit Committee may reconsider the appointment.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Under the Delaware General Corporation Law, assuming the presence of a quorum, ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the votes cast by the holders of shares of our common stock entitled to vote and present in person or by proxy at the Annual Meeting. Proxies will be voted for or against such approval in accordance with specifications marked thereon, and if no specification is made, the proxies will be voted for such approval.

Independent Auditors Fees and Other Matters

The following table presents aggregate fees billed to the Company for the years ended December 31, 2005 and 2004 by the Company’s independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte Entities”):

	2005	2004
Audit Fees(1)	1,020,057	698,675
Audit-Related Fees(2)	45,229	33,893
Tax Fees(3)	153,566	151,732
All Other Fees(4)	—	—
Total Fees	1,218,853	884,300

(1)	Audit services of the Deloitte Entities for 2005 consisted of the examination of the consolidated financial statements of the Company, quarterly reviews of the consolidated financial statements and review of SEC filings and local statutory audits.
(2)	“Audit-Related Fees” during 2005 related to an SEC comment letter and 2004 related to agreed-upon procedures engagement.
(3)	“Tax Fees” include charges primarily related to tax return preparation and tax consulting services.
(4)	There were no other fees in 2005 and 2004.

All services rendered by the Deloitte Entities were permissible under applicable laws and regulations, and those rendered during 2005 were pre-approved by the Audit Committee. The Audit Committee has not adopted a formal policy regarding the pre-approval of all audit and permissible non-audit services provided by the Company’s independent auditors. It is that Committee’s procedure to approve of any engagement or accounting project involving the independent auditors, and the related fees, prior to commencement of the engagement or project. Projects are approved at the regular meetings of the Audit Committee. If a project requiring pre-approval surfaces between meetings, one or more designated members of the Audit Committee may review the project and provide the required pre-approval, provided that such pre-approval is subsequently presented to the entire Audit Committee at its next meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF

THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS

THE COMPANY’S AUDITORS FOR 2006.

FURTHER INFORMATION

Executive Officers

Set forth below are the names, ages and positions of our executive officers as of March 15, 2006, and biographical details of our executive officers.

Name	Age	Position
Ricardo A. Verdaguer	55	President and Chief Executive Officer
Héctor Alonso	48	Executive Vice President and Chief Financial Officer
Guillermo V. Pardo	55	Senior Vice President, Corporate Finance and Treasury, Secretary and Compliance Officer
José R. Torres	47	Senior Vice President, Accounting
Marcelo Girotti	41	Executive Vice President, Products and Marketing
Mariano Torre Gómez	54	Executive Vice President, Sales and Services
Matias Heinrich	40	Executive Vice President, Network

Biographies of Executive Officers

Ricardo A. Verdaguer has been our President and Chief Executive Officer since September 1994, and was a member of our Board of Directors from September 1994 through October 2005. Mr. Verdaguer has been director of IMPSAT Argentina since 1988 and served as President of IMPSAT Argentina from April 1988 until February 1994. Mr. Verdaguer is also a director of Claxson Interactive Group, Inc., a multimedia company headquartered in the United States and Argentina that provides branded entertainment content targeted to Spanish and Portuguese speakers around the world.

Héctor Alonso has been our Executive Vice President and Chief Financial Officer since June 2002, and was our Chief Operating Officer from September 1996 until May 2002. Mr. Alonso was President of IMPSAT Colombia from September 1993 to August 1996.

Guillermo V. Pardo has served as our Senior Vice President, Corporate Finance and Treasury since June 2002, as our Secretary since February 2000 and as our Compliance Officer since April 2003. Mr. Pardo served as our Vice President, Planning from January 1995 to May 2002. Mr. Pardo was previously Managing Director of the Guido Di Tella companies and has had over 20 years of experience in finance positions in a number of companies in Argentina and Spain. Mr. Pardo is a member of the board of directors of FAIC S.A., the Fundacion Torcuato Di Tella and the Universidad Torcuato Di Tella.

José R. Torres has served as our Senior Vice President, Accounting since March 2003, and as a Director of IMPSAT Argentina since 1990. Previously, he was our Vice President, Administration and Chief Accounting Officer from January 1995 until March 2003.

Marcelo Girotti has been our Executive Vice President, Products and Marketing since March 2003. He was Regional Manager, Southern Cone from September 2000 until March 2003 and has served as chairman of the board of directors of IMPSAT Argentina since March 2000. He is also President of IMPSAT Argentina, a position he has held since August 1998. Mr. Girotti joined IMPSAT Argentina in 1992 where he has held several managerial positions, including Manager of Special Accounts from 1996 to 1997 and Business Manager of the value-added unit from 1997 to 1998.

Mariano Torre Gómez has served as our Executive Vice President, Sales and Services since March 2003. Mr. Torre Gómez is also President of IMPSAT Brazil and Regional Manager, Brazil which positions he has held since September 2000. Mr. Torre Gómez was President of IMPSAT Colombia from July 1999 to June 2000 and of IMPSAT Venezuela from April 1997 to July 1999, and was President of IMPSAT Ecuador for two years prior to his transfer to IMPSAT Venezuela. Before that, Mr. Torre Gómez served four years at IMPSAT Argentina in the commercial and new licenses departments.

Matias Heinrich has been our Executive Vice President, Networks since March 2003. Before that, he was our Regional Manager, Network Operations from June 1999 and Vice President of Operations and Director of IMPSAT Venezuela from 1997 until 1999. Mr. Heinrich joined IMPSAT Argentina in 1990 and has held several managerial positions there, including Teleport Manager from 1995 to 1996 and Terrestrial Network (Teledatos) Manager from 1996 to 1997.

Executive Compensation

Under rules established by the SEC, we are required to provide certain data and information with respect to the compensation and benefits provided to the Company’s Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and certain other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee, at the direction of our Board of Directors, has prepared a report for inclusion in this proxy statement set forth further below under “—Report of the Compensation Committee.”

Summary Of Compensation

The following tables set forth the compensation paid or accrued to our chief executive officer and each of our four other most highly compensated executive officers (whom we refer to as the “named executive officers”) receiving compensation in excess of $100,000 per year during 2005.

Summary Compensation Table

	Annual Compensation					Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation	Restricted Stock Awards ($)(1)	Securities Underlying Options (#)
Ricardo A. Verdaguer President and Chief Executive Officer	2005	$510,000	$—	(4)	—	$—	—
	2004	$510,000	$—	(3)	—	$—	60,000
	2003	$510,000	$510,000	(2)	—	$732,000	617,400

Marcelo Girotti Executive Vice President, Product and Marketing	2005	$310,000	$—	(4)	—	$—	—
	2004	$310,000	$—	(3)	—	$—	16,042
	2003	$310,000	$155,000	(2)	—	$183,000	154,350

Héctor Alonso Chief Financial Officer	2005	$310,000	$—	(4)	—	$—	—
	2004	$310,000	$—	(3)	—	$—	30,147
	2003	$310,000	$155,000	(2)	—	$183,000	154,350

Mariano Torre Gómez Executive Vice President, Sales and Services	2005	$310,000	$—	(4)	—	$—	—
	2004	$310,000	$—	(3)	—	$—	16,042
	2003	$310,000	$155,000	(2)	—	$183,000	154,350

Matias Heinrich Executive Vice President, Network	2005	$250,000	$—	(4)	—	$—	—
	2004	$250,000	$—	(3)	—	$—	22,968
	2003	$250,000	$125,000	(2)	—	$183,000	154,350

(1)

For 2003, the value of the shares of restricted stock set forth in the table was determined based upon the fair market value ($7.32 per share) of such shares on the date of grant, which was March 25, 2003. (Because there was no market for the common stock at that date, the fair market value per share of the common stock is a good faith estimate by the Company based on, among other things, the Company’s estimated enterprise value using market and income approaches and appropriate discount factors as of that date.) No amounts were paid by the named executive officers to the Company for such shares. The named executive officers were granted the following shares of restricted stock on March 25, 2003 under the Company’s 2003 Stock

Incentive Plan: Mr. Verdaguer: 100,000 shares; Mr. Girotti: 25,000 shares; Mr. Alonso: 25,000 shares; Mr. Torre Gómez: 25,000 shares; and Mr. Heinrich: 25,000 shares. These shares of restricted stock vest in one-quarter increments on the date of grant and on each of the successive first three anniversaries of the date of grant but, in each case, only if the named executive officer is still employed with the Company on such respective date.

The number and value (calculated at fair market value at December 31, 2005, as reported on the Nasdaq OTC Bulletin Board ($6.91 per share)) of all restricted stock of the Company beneficially owned by the named executive officers on December 31, 2005 were as follows: Mr. Verdaguer: 100,000 shares ($691,000); Mr. Girotti: 25,000 shares ($172,750); Mr. Alonso: 25,000 shares ($172,750); Mr. Torre Gómez: 25,000 shares ($172,750); and Mr. Heinrich: 25,000 shares ($172,750).

Regular cash dividends may be declared and paid on all shares of restricted stock. Any such regular cash dividends on such shares will be paid directly to the respective named executive officer and not held in escrow.

(2)	This amount represents bonuses awarded in 2004 pursuant to the executive employment agreements discussed under “—Employment Agreements.” This amount relates to our 2003 operating results.
(3)	No bonuses were awarded to our named executive officers in 2005 with respect to our 2004 operating results.
(4)	As discussed below under “—Report of the Compensation Committee—Bonus,” any bonuses payable during 2006 in respect of 2005 will be determined by our Compensation Committee during the second quarter of 2006 based on the results of the Company for 2005 in relation to certain financial performance targets.

Stock Options

Stock Option Grants

No additional grants of options to purchase our common stock were made by us during 2005 to any of the executive officers named in the summary compensation table above.

Aggregate Option Exercises during 2005 and Option Values on December 31, 2005

No options were exercised during 2005. The following table summarizes certain information regarding outstanding options held by the named executive officers as of December 31, 2005.

Option Values at December 31, 2005(1)
	Number of Securities Underlying Unexercised Options at December 31, 2005	Value of Unexercised In-the-Money Options at December 31, 2005($)
Name	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Ricardo A. Verdaguer	463,050/154,350	$0/$0
Marcelo Girotti	115,764/38,586	$0/$0
Héctor Alonso	115,764/38,586	$0/$0
Mariano Torre Gómez	115,764/38,586	$0/$0
Matias Heinrich	115,764/38,586	$0/$0

(1)	Value is calculated as the difference between the fair market value of a share of our common stock on December 31, 2005 ($6.91 per share as reported on the NASDAQ OTC Bulletin Board at the close of business on December 31, 2005) and the exercise price of the options.

Equity Compensation Plans

2003 Stock Incentive Plan. We adopted the 2003 Stock Incentive Plan on the Effective Date in accordance with the Plan of Reorganization. The 2003 Stock Incentive Plan provides for the grant to our officers, key employees, consultants, advisors, directors or affiliates of (i) “incentive stock options” within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, as amended, (ii) stock options that are non-qualified for U.S. federal income tax purposes, (iii) restricted stock grants and (iv) stock appreciation rights (collectively the “Awards”). The total number of shares of common stock for which Awards may be granted pursuant to the 2003 Stock Incentive Plan is 3,087,044, subject to certain adjustments reflecting changes in our capitalization (provided that no more than 200,000 shares of common stock may be issued pursuant to Awards that are not stock options or stock appreciation rights). The 2003 Stock Incentive Plan is administered by our Compensation Committee. The Compensation Committee determines, among other things, which of our officers, employees, consultants, advisors, affiliates and directors will receive Awards under the plan, the time when Awards will be granted, and the type of Awards to be granted. Awards granted under the 2003 Stock Incentive Plan are on such terms, including the number of shares subject to each Award, the time or times when the Awards will become exercisable, and the price and duration of the Award, as determined by the Compensation Committee.

The exercise price of incentive and non-qualified stock options is determined by the Compensation Committee. In the case of incentive stock options and other options intended to qualify as “performance-based” compensation under Section 162(m) of the U.S. Internal Revenue Code, the exercise price may not be less than the fair market value of the common stock on the date of grant. The term of any option may not exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to an employee owning 10% or more of our voting stock).

Payment of the exercise price of a stock option or stock appreciation right must be made by cash or, in the sole discretion of the Compensation Committee, by promissory note, tender of shares of common stock then owned by the optionee or, subject to certain conditions, the surrender to us of an exercisable option to purchase shares of common stock under the 2003 Stock Incentive Plan. Stock options and stock appreciation rights granted pursuant to the 2003 Stock Incentive Plan are generally not transferable, other than by will or the laws of descent and distribution in the event of death.

Our Board of Directors has the right at any time and from time to time to amend or modify the 2003 Stock Incentive Plan, without the consent of our stockholders (unless otherwise required by law) or grantees of Awards; provided that no such action may adversely affect Awards previously granted without the grantee’s consent.

Equity Compensation Plan Information. The following table summarizes information, as of December 31, 2005, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, or certain other rights to acquire shares may be granted from time to time.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	2,031,034	$14.22	856,010
Equity compensation plans not approved by security holders(2)	82,546	$8.66	0

Total	2,113,580	$14.01	856,010

(1)	Our 2003 Stock Incentive Plan is our only equity compensation plan. Pursuant to Section 303 of the Delaware General Corporation Law, our implementation of the 2003 Stock Incentive Plan pursuant to the Plan of Reorganization is deemed to have been made “with like effect as if taken by unanimous action of the directors and stockholders.”
(2)	Represents grants of options to purchase common stock of the Company granted to Morgan Stanley & Co. Incorporated in recognition of the service of Messrs. Doster and Bolin as directors of the Company. See Note 11 to the condensed financial statements included in our Annual Report on Form 10-K for 2005 for a description of the material terms of these grants.

Employment Agreements

Employment Agreements With Messrs. Verdaguer and Alonso. On the Effective Date, pursuant to the terms of the Plan of Reorganization, Messrs. Ricardo Verdaguer and Héctor Alonso entered into employment contracts with the Company as of such date. The terms of the employment agreements were negotiated between management and the creditors committee during our Chapter 11 proceedings. Copies of these employment agreements were filed as Exhibits 10.5 and 10.6 to the Company’s Quarterly Report on Form 10-Q for the first quarter of 2003.

Each employment agreement with Messrs. Verdaguer and Alonso (the “executives”) is for a three-year term, subject to recurrent automatic one-year renewals (unless the agreement is terminated as provided therein). Following below is a summary of the key provisions of the employment agreements.

•	Base Salary. During the initial three-year term (which ended in March 2006), Mr. Verdaguer’s annual base salary is $510,000 and Mr. Alonso’s annual base salary is $310,000. Both employment agreements have been automatically renewed such that their respective terms will expire in March 2007 (unless the agreements are again renewed).

•	Bonus. For each year, the executives will be eligible to participate in our Executive Incentive Bonus Plan (the “Incentive Bonus Plan”). Under the Incentive Bonus Plan, if our Company and the respective executive meet certain targets for the year, as set by our Compensation Committee, the executive will receive an annual bonus equal to 100% of the executive’s annual base salary, subject to the right of the Compensation Committee, in its sole discretion, to pay a lesser such percentage (or to pay no annual bonus whatsoever). The targets for each year will be determined by our compensation committee by no later than March 31 of such year and paid no later than thirty days following receipt by our Board of Directors of our audited financial statements for such year.

•	Termination Provisions. If either executive’s employment is terminated by the Company without “Cause” or by the executive for “Good Reason” (as such terms are defined in the employment agreements), by reason of the Company’s non-renewal of the employment agreement, or by reason of the executive’s death or disability, the executive or his estate will be entitled to a lump sum payment equal to one hundred percent (100%) of the executive’s then base salary and continued medical, dental, life and disability insurance coverage for one year following the date of termination. In addition, any unvested portion of the Restricted Stock and Options granted upon the Effective Date will automatically and fully vest. If the executive’s employment is terminated by the Company with “Cause” or if the executive terminates his employment without “Good Reason,” he will be entitled to his earned by unpaid then current base salary through the date of his termination and the Company will have no further payment obligations.

•	Other Provisions. The employment agreements of both Messrs. Verdaguer and Alonso contain provisions relating to confidentiality, non-disclosure, non-competition and non-solicitation of employees during employment and following termination of employment.

Offer Letters With Messrs. Girotti, Torre Gómez, and Heinrich. On the Effective Date, Messrs. Marcelo Girotti, Mariano Torre Gómez and Matias Heinrich (each, an “additional executive”) received offer letters for “at will” employment with the Company.

•	Base Salary. During their respective “at will” employment terms, the annual base salary will be $310,000 for each of Messrs. Girotti and Torre Gómez, and $250,000 for Mr. Heinrich.

•	Termination Provisions. If any additional executive’s employment is terminated by the Company without “Cause” or by the executive for “Good Reason” (as such terms are defined in the Offer Letters) the executive will be entitled to a lump sum payment equal to one hundred percent (100%) of the executive’s then base salary and any unvested portion of the Restricted Stock and Options granted upon the Effective Date will automatically and fully vest.

•	Other Provisions. The offer letters of all additional executives contain provisions relating to confidentiality, non-disclosure, non-competition and non-solicitation of employees during employment and following termination of employment.

Long-Term Incentive Plan

Management Incentive Plan. The IMPSAT Fiber Networks, Inc. Management Incentive Plan, adopted December 28, 2005, provides that participants may receive a cash incentive payment, the amount of which will be determined on the earlier of December 31, 2008, or the closing date of a change in control transaction of the Company (the “Vesting Date”), and which will be paid either within 30 days of December 31, 2008, or, if earlier, on the closing date of a change in control transaction of the Company (the “Payment Date”).

If the amount of the bonus is determined on December 31, 2008, the Compensation Committee will have the sole and absolute discretion to determine the amount, if any, of any bonus made under the plan, but the total value of all bonuses awarded under the plan may not exceed $1,650,000 multiplied by an amount equal to each dollar (or fraction thereof) by which the per-share price of the Company’s common stock exceeds $7.00, based on the average closing prices during the thirty-day period ending on such date.

If the amount of the bonus is determined on the closing date of a change in control transaction, each participant will receive a bonus equal to the participant’s allocated percentage of a bonus pool, the value of which will be equal to $1,650,000 multiplied by an amount equal to each dollar (or fraction thereof) by which the per-share price of the Company’s common stock exceeds $7.00, based on the price per share paid for the Company’s common stock in the transaction. A “change in control” for purposes of the plan generally consists of either an acquisition of more than 30% of the Company’s voting securities (other than by a holder of 5% or more of the Company’s fully-diluted common stock on the effective date of the plan (an “Existing Shareholder”)), which represents a greater percentage than is held in the aggregate by the Company’s Existing Shareholders, or the current members of the Board of Directors (and their approved successors) ceasing to constitute a majority of the Board of Directors or, if applicable, the board of directors of a successor to the Company.

If a participant terminates his or her employment or is terminated by the Company for cause prior to the Vesting Date, the participant will not be entitled to an incentive payment. If a participant’s employment with the Company is terminated prior to the Vesting Date by reason of death, disability, or a termination without cause by the Company, the incentive payment will be made to the participant or his or her estate on the Payment Date. The plan will expire on the earlier of the Payment Date or January 31, 2009, at which time all benefits under the plan will have been paid.

In 2005, the Compensation Committee allocated percentages of the bonus pool to the named executive officers of the Company as set forth in the following table.

Long-Term Incentive Plans-Awards In Last Fiscal Year

Name	Percentage of Award Pool	Period Until Maturation of Payout
Ricardo A. Verdaguer	47.605	Earlier of 12/31/08 or Change in Control
Marcelo Girotti	9.719	Earlier of 12/31/08 or Change in Control
Hector Alonso	15.428	Earlier of 12/31/08 or Change in Control
Mariano Torre Gómez	9.719	Earlier of 12/31/08 or Change in Control
Matias Heinrich	9.719	Earlier of 12/31/08 or Change in Control

Report of the Compensation Committee

The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graphs by reference therein.

The Compensation Committee of our Board of Directors is comprised of two nonemployee directors, Mr. William Connors and Mr. Thomas Doster IV. The Compensation Committee determines and approves the base salary to be paid to the Chief Executive Officer, reviews and has the authority to approve recommendations for cash compensation amounts for all other executive officers, establishes and reviews the Company’s overall compensation policies, administers and grants awards under the Company’s Management Incentive Plan and 2003 Stock Incentive Plan, and administers the Incentive Bonus Plan. The charter of the Compensation Committee is available in the Investor Relations section of the Company’s website (www.impsat.com).

The following is a discussion of our overall executive compensation philosophy.

General. The Company’s overall compensation philosophy is to link executives’ total compensation to the short-term and long-term performance of the Company so as to maximize long-term stockholder value. The policy is designed to provide a competitive compensation program that will enable our company to attract, motivate, reward and retain executives and other employees who have the skills, experience and talents required to promote the Company’s short and long-term financial performance and growth. The Company believes that the compensation levels of its executive officers, who provide leadership and strategic direction, should be targeted to provide opportunities that are comparable to other similarly situated telecommunications and technology companies, and should consist of:

•	fair base salaries,

•	cash bonuses based on achievement of performance objectives established by the Company, and

•	stock option and restricted stock grants that align management compensation with long-term value gains realized by the stockholders.

Base Salary. Generally, the Company’s salary policy is designed to provide executive officers and other management personnel with a base salary that is competitive both for similarly situated telecommunications and technology companies and the specific countries where the Company has its operations. The Compensation Committee believes that it is important to pay reasonable and competitive salaries. Salaries paid to executive officers (other than the Chief Executive Officer) are based on the Chief Executive Officer’s recommendations to the Compensation Committee, which is responsible for reviewing and approving or disapproving those recommendations. Generally, an executive’s base salary reflects his or her level of responsibility and position in the Company. During 2005, none of the Company’s named executive officers received base salary increases and all were paid the base salaries specified in their respective employment agreements and offer letters (see “—Employment Agreements”).

Bonus. As a further component of the total cash compensation payable to its executive officers, the Company has established the Incentive Bonus Plan, which provides for the payment of annual target bonuses. This program rewards our executive officers for their contributions to the Company and is designed to motivate them to perform to the full extent of their abilities. For 2005, bonus targets for executive officers were established, but the actual bonus amounts payable in respect of 2005 have not yet been determined by our Compensation Committee. The bonus amounts will be determined in 2006 based on the Company’s 2005 revenue growth, EBITDA evolution, and attainment of network development milestones.

Management Incentive Plan. The Compensation Committee believes that its executive officers, who are in a position to make a substantial contribution to the long-term success of the Company and to build stockholder value, should have a significant stake in the Company’s ongoing success and that one of the principal methods to accomplish that is through a long-term incentive program. On December 28, 2005, the Compensation Committee approved the adoption of the IMPSAT Fiber Networks, Inc. Management Incentive Plan, and the granting of awards thereunder to the Company’s executive officers, including the named executive officers. The plan was adopted as part of the Company’s ongoing, periodic review of its compensation and benefits programs and in recognition of the importance to the Company and its stockholders of avoiding the loss of key management personnel. The plan provides that the executives may receive a bonus, the amount of which will be determined on the earlier of December 31, 2008, or the closing date of a change in control transaction of the Company. If the bonus amount is determined on December 31, 2008, the amount of each participant’s bonus, if any, will be determined in the sole and absolute discretion of the Compensation Committee, but the total value of all bonuses awarded under the plan may not exceed $1,650,000 multiplied by an amount equal to each dollar (or fraction thereof) by which the per share value of the Company’s common stock exceeds $7.00, based on the average closing prices during the thirty-day period ending on such date. If the bonus amount is determined on the closing date of a change in control transaction, each participant will receive a bonus equal to the participant’s allocated percentage of a bonus pool, the value of which will be equal to $1,650,000 multiplied by an amount equal to each dollar (or fraction thereof) by which the per-share price of the Company’s common stock exceeds $7.00, based on the price per share paid for the Company’s common stock in the transaction. See “—Long-Term Incentive Plan.”

Stock Options and Restricted Stock. The Compensation Committee believes that it is important for its executive officers, who have the ability to make a substantial contribution to the long-term success of the Company and to enhance stockholder value, to have their interests aligned with the Company’s stockholders through stock ownership. Through the Company’s 2003 Stock Incentive Plan, awards of options or restricted stock are made to our executive officers. We will generally grant stock options and/or restricted stock to our executive officers at levels comparable to competitive business entities, and such grants are intended to focus the performance of these executive officers towards increasing our stockholder value. We expect to use stock-based incentive grants, including stock options and restricted stock, as a significant component of executive compensation; however, having taken into consideration the Company’s adoption in 2005 of the Management Incentive Plan described above, the Compensation Committee determined that no stock-based incentive grants would be made to any of our named executive officers in 2005.

Chief Executive Officer Compensation. Ricardo A. Verdaguer has been our President and Chief Executive Officer since September 1994, and was a member of our Board of Directors from September 1994 through October 2005. In 2005, in accordance with the terms of his employment agreement with the Company, Mr. Verdaguer was paid an annual base salary of $510,000 and his target bonus percentage under the Incentive Bonus Plan remained at 100%. In connection with the adoption of the Management Incentive Plan, in 2005, Mr. Verdaguer was granted an interest of 47.605% of the plan’s bonus pool. If the Company undergoes a change in control prior to December 31, 2008, Mr. Verdaguer will receive a cash payment equal to 47.605% of a bonus pool which will be equal to $1,650,000 multiplied by an amount equal to each dollar (or fraction thereof) by which the price per share paid for the Company’s common stock in the transaction exceeds $7.00. However, if no change in control transaction occurs prior to December 31, 2008, the value of the bonus pool, and thus the amount Mr. Verdaguer will receive, if any, will be determined in the sole and absolute discretion of the Compensation Committee, as described above in “Management Incentive Plan.” In either case, if at the time the amount of the bonus is determined the value of the Company’s common stock is less than or equal to $7.00, no bonus payment will be made. See “—Long-Term Incentive Plan.” The Company made no grants of stock options or other stock-based grants to Mr. Verdaguer or any other named executive officer in 2005, for the reasons described above in “Stock Options and Restricted Stock”.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally denies a U.S. federal income tax deduction to any publicly held corporation for compensation paid to its chief executive officer and its four other highest-paid executive officers to the extent that any such individual’s compensation exceeds $1 million, subject to certain exceptions. Certain forms of compensation meeting a tax law definition of “performance-based” are generally exempt from this deduction limit. The Company does not currently intend to qualify cash compensation paid to executive officers for deductibility under Section 162(m). Further, in general, the Company does not currently have a policy that requires or encourages the Compensation Committee to qualify other types of compensation awarded to executive officers for deductibility under Section 162(m). The potential loss of the deduction will not have a material impact on the Company.

The foregoing report is provided by the Company’s Compensation Committee.

By the Compensation Committee:

William Connors

Thomas Doster IV

Performance Graph

As of March 25, 2003 (the Effective Date under the Plan of Reorganization), pursuant to the Plan of Reorganization, our old common stock was cancelled, retired and eliminated. On the Effective Date, we first issued our new common stock, which began trading on the OTC Bulletin Board (“OTCBB”) under the symbol “IMFN” on June 13, 2003. Prior to June 13, 2003, there was no established public market for this common stock. The following performance graph compares the Company’s cumulative total stockholder return on its common stock from June 13, 2003 through December 31, 2005 with the cumulative total return of an overall stock market index (NASDAQ National Market) and a published industry group index the (NASDAQ Telecommunications Index) over the same period. The graph assumes an initial investment of $100 and reinvestment of all dividends, if any (dividends have never been declared on the Company’s common stock).

Comparison of Five-Year Cumulative Total Returns
Performance Graph for
IMPSAT FIBER NETWORKS INC

Produced on 03/22/2006 including data to 12/30/2005

$700
$600
$500
$400
$300
$200
$100
$0
479.9
136.7
118.2
12/31/2002
12/31/2003
12/31/2004
12/30/2005

Legend

Symbol	CRSP Total Returns Index for:	12/2003	12/2004	12/2005
——— ■	IMPSAT FIBER NETWORKS INC	531.3	399.3	479.9
— — — ★	Nasdaq Stock Market (US Companies)	123.0	133.9	136.7
- - - - ▲	Nasdaq Telecommunications Stocks SIC 4800-4899 US & Foreign	116.6	124.4	118.2

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 06/13/2003.
E. Data from 6-13-03 to 12-30-05 was provided by the Client

	Stockholder Value as of
	June 13, 2003	December 31, 2005
IMPSAT Common Stock (OTCBB: “IMFN”)	$100.00	$479.9
NASDAQ Composite Index	$100.00	$136.7
NASDAQ Telecomm Index	$100.00	$118.2

The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A and 14C under the Securities Exchange Act of 1934 or to the liabilities of Section 18 under that Act.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an officer or employee of the Company or an officer or director of any of our subsidiaries. None of our executive officers either currently serves or has served during 2005 as a member of the board of directors or compensation committee of any entity, an executive officer of which serves on our Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of the Company. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of the Section 16(a) reports furnished to the Company and written representations that no other reports were required, during 2005, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were complied with, except that: (i) Mr. Koza, a director of the Company, filed a Form 3 fifteen days late to report his appointment as a director of the Company; (ii) UBS AG filed a Form 4 two days late to report the open market purchase of certain shares of the Company’s common stock and additional Form 4’s two days late and one day late, respectively, with respect to certain transactions reported therein; and (iii) Mr. Bolin, a director of the Company, filed a Form 3 one hundred and fifty seven days late to report his appointment as a director of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Overview

In the normal course of business, we engage in transactions with companies in which direct or indirect material interests are held by our directors, executive officers, five-percent stockholders, or immediate family members of any of the preceding persons. The following is a description of the most significant of these transactions during 2005. Although we believe that these transactions are generally conducted on an arm’s length basis, conflicts of interest are inherent in these transactions.

Nortel Networks Limited

During 2005, we paid a total of $2.0 million to Nortel relating to the purchases of telecommunication equipment and services. As of December 31, 2005 we owed Nortel a total of $1.0 million under vendor financing agreements in respect of our capital expenditures purchased from Nortel.

Affiliates of Directors

On July 29, 2005, we entered into amended and restated financing agreements to restructure $125.6 million of the Senior Secured Notes, which were issued by IMPSAT Argentina and IMPSAT Brazil pursuant to separate credit agreements that are each guaranteed by the Company. The restructured Senior Secured Notes were, and continue to be, held by Morgan Stanley Senior Funding, Inc. (“MSSF”) and, through participation, accounts of WRH Partners Global Securities, L.P. and/or certain of its affiliates (collectively, “WR Huff”). Each of MSSF and WR Huff are affiliates of certain members of our board of directors. In addition, affiliates of MSSF hold a significant portion of the Company’s common stock and Series B Notes, and have been granted stock options. WR Huff holds a significant portion of the Series A Notes and Series B Notes. The terms and conditions of the amendments were negotiated by a special committee of the Company’s Board of Directors that (i) was formed to explore recapitalization alternatives, (ii) retained Lehman Brothers Inc. as its exclusive financial advisor and (iii) received an opinion from Lehman Brothers Inc. that the restructuring transaction was fair to the Company, IMPSAT Argentina and IMPSAT Brazil.

On November 17, 2005, the Company granted stock options for 10,000 and 32,546 shares to Morgan Stanley & Co., an affiliate of certain directors of the Company, in recognition of the service of an affiliated director on the Board of Directors of the Company.

OTHER BUSINESS

The Company does not presently know of any matters that will be presented for action at the Meeting other than those set forth herein. If other matters properly come before the Meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed proxy with respect to such other matters in accordance with their best judgment.

STOCKHOLDER PROPOSALS

It is presently contemplated that the next annual meeting of stockholders following 2006 will be held on or about April 30, 2007. Under the current rules of the SEC, in order for any appropriate stockholder proposal to be considered for inclusion in the proxy materials of the Company for the 2007 annual meeting of stockholders, it must be received by the Secretary of the Company no later than December 3, 2006 (i.e., 120 days before the anniversary of the estimated April 2, 2007 date of mailing of the upcoming Annual Meeting’s proxy material), by certified mail, return receipt requested. However, if the date of the 2007 annual meeting is changed by more than 30 days from the date of the upcoming Annual Meeting, then the deadline for submission of stockholder proposals is a reasonable time before the Company begins to print and mail its proxy materials.

In addition, pursuant to the Company’s bylaws, notice of a stockholder proposal or of a nomination by stockholders of individuals for election to the Company’s Board of Directors must be submitted to the Secretary of the Company in writing, either by personal delivery, nationally recognized express mail, or United States mail, postage prepaid, no earlier than November 3, 2006 nor later than December 3, 2006 (i.e., not more than 150 days nor less than 120 days before the anniversary of the date of mailing of the 2006 annual meeting’s proxy material). Each such nomination or proposal must be accompanied by the nominee’s written consent, contain information relating to the business experience and the background of the nominee and contain certain information with respect to the nominating stockholder and persons acting in concert with the nominating stockholder. Stockholders are also advised to review the Company’s bylaws, which contain additional requirements with respect to stockholder proposals and director nominations.

ANNUAL REPORT

The Company’s Annual Report to Stockholders for the year ended December 31, 2005 (the “Annual Report”) is enclosed with this proxy statement. The Company also has filed with the SEC an Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “Form 10-K”). Copies of the Annual Report and the Form 10-K are available upon written request to the Company at its principal executive offices, which are located at Elvira Rawson de Dellepiane 150, 8th Floor, C1107BCA Buenos Aires, Argentina, Attention: the Secretary, and also may be accessed electronically by means of the SEC’s home page on the Internet at “http://www.sec.gov.” The Form 10-K report and Annual Report to Stockholders are not part of these proxy solicitation materials.

EACH PERSON SOLICITED HEREUNDER CAN OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005 REQUIRED TO BE FILED WITH THE SEC, EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A REQUEST THEREFOR TO: ELVIRA RAWSON DE DELLEPIANE 150, 8TH FLOOR, C1107BCA BUENOS AIRES, ARGENTINA. OUR SEC FILINGS ARE ALSO AVAILABLE AT THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.

By Order of the Board of Directors

Guillermo V. Pardo Secretary

APPENDIX 1

Additional Information Regarding Election of Directors

During the upcoming Annual Meeting of IMPSAT Fiber Networks, Inc. (the “Company”), you will only be entitled to vote, in person or by proxy, to elect any particular director if such director represents a Category (as identified in the proxy statement to which this Appendix is attached (the “Proxy Statement”)) and you are an Initial Holder (as defined in the Proxy Statement) with respect to such Category (as evidenced by your beneficial ownership certification, completed and submitted to the Company at or before the upcoming Annual Meeting), in which case you may so vote at a special meeting of the Initial Holders of your class (notice of which is contained in the accompanying proxy materials) coinciding with the upcoming Annual Meeting.

Following the upcoming Annual Meeting, the Company will tabulate all certifications and any then publicly-available information (including Schedule 13D or 13G filings made with the Securities and Exchange Commission) to determine whether a Category Threshold (as defined in the Proxy Statement) related to any directors (including any director elected or reelected at a special meeting coinciding with the upcoming Annual Meeting) has failed. If the Company then determines that there has been a failure of a Category Threshold: (i) such directors will be notified by the Company that their term of office will end effective ten days after such notification; (ii) the successor directors will be appointed at a special meeting of the Company’s Board of Directors promptly following such ten-day period (or, if less than four directors remain following the vacancies, by the Company’s stockholders at a special meeting called by the Company’s board of directors as soon as practicable following such ten-day period); and (iii) such successors will hold office subject to replacement or reelection by the Company’s stockholders at the annual meeting next occurring after the upcoming Annual Meeting.

This certificate is provided pursuant to Article VI Section 8 of the Restated Certificate of Incorporation of the Company.

This certificate will be relied upon by the Company to ascertain the eligible securityholders entitled to vote for Category Two Directors at the Annual Meeting. If you fail to complete and return this certificate you will be deemed not to be such an eligible securityholder.

Please check and fill in, as applicable, the following:

Did the undersigned and its affiliates receive, as of March 25, 2003 in connection with the Company’s plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code (the “Plan”), any Series A 6% Guaranteed Convertible Notes due 2011 (the “Series A Notes”)? YES ☐

If your response is YES, please proceed to fill in 1a-b with the appropriate information in the spaces provided below.

a. The principal amount of Series A Notes received by the undersigned and its affiliates pursuant to the Plan was US$                                 .

b. The aggregate principal amount of such Series A Notes received under the Plan and held by the undersigned and its affiliates as of the record date of the Annual Meeting, which is March 15, 2006, was US$                                 .

For purposes of this certificate “affiliate” shall be defined as set forth in Rule 144 under the Securities Act of 1933, as amended.

NOTE: In the case of joint owners, each joint owner should sign. When signing in a fiduciary or representative capacity, please give your full title. If this certificate is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.

PROXY CARD

IMPSAT FIBER NETWORKS, INC.

The undersigned hereby appoints Guillermo V. Pardo and Jose R. Torres, and each of them, as proxies with full power of substitution and revocation, to represent the undersigned and to vote all securities of IMPSAT Fiber Networks, Inc. (the “Company”) that the undersigned is entitled to vote if personally present at the Annual Meeting of the Company (the “Annual Meeting”) to be held on April 28, 2006 at 10:00 A.M. at Elvira Rawson de Dellepiane 150, Piso 8, Conference Room, Buenos Aires, Argentina, and any adjournment thereof, upon the matters listed below and, in their discretion, upon such other matters as may properly come before the meeting, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting. The proxies appointed hereby may act by a majority of said proxies present at the meeting.

This proxy is being solicited by the Board of Directors of the Company. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL ON THE REVERSE SIDE.

PLEASE FILL OUT AND SIGN THIS PROXY CARD INCLUDING THE CERTIFICATE APPEARING ON THE REVERSE OF THIS PROXY CARD

IMPSAT FIBER NETWORKS, INC.
P.O. BOX 11355
NEW YORK, N.Y. 10203-0355

☐	Ú DETACH PROXY CARD HERE Ú

		Please sign, date and return this proxy card in the enclosed postage prepaid envelope.			☒
Votes must be indicated (x) in Black or Blue ink.
1. Election of Directors to serve until Annual Meeting to be held in 2007.

“Category Two Directors” as defined in the Notice of Annual Meeting and Proxy Statement dated March 31, 2006 (receipt of which is hereby acknowledged):

FOR ALL	☐	WITHHOLD ALL	☐	FOR EXCEPT AS LISTED BELOW	☐
Change of Address (and/or) Comments Mark Here ☐
Nominees: William Connors and Eric Koza

S C A N L I N E

Note: In the case of joint owners, each joint owner should sign. When signing in a fiduciary or representative capacity, please give your full title. If this proxy card is submitted by a corporation or partnership. It should be executed in the full corporate or partnership name by a duly authorized person.

Date	Note Owner sign here	Co-Owner sign here

This certificate is provided pursuant to Article VI Section 8 of the Restated Certificate of Incorporation of the Company. This certificate will be relied upon by the Company to ascertain the eligible securityholders entitled to vote for Category Four Directors at the Annual Meeting. If you fail to complete and return this certificate you will be deemed not to be such an eligible securityholder.

Please check and fill in, as applicable, the following:

1. Did the undersigned and its affiliates receive, as of March 25, 2003 pursuant to the Company’s plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code (the “Plan”), shares of Common Stock that were issued in respect of the Company’s 13-3/4% Senior Notes due 2005 and 12-3/8% Senior Notes due 2008 (the “Initial 2005/2008 Common Stock”)? YES ☐

If your response is NO, please continue to question number 2. If your response is YES, please continue and fill in 1a-b with the appropriate information in the spaces provided below.

a. The number of shares of the Initial 2005/2008 Common Stock received by the undersigned and its affiliates pursuant to the Plan was _________________.

b. As of March 15, 2006 (the “Record Date”), the undersigned and its affiliates beneficially owned _________________ shares of such Initial 2005/2008 Common Stock that they received pursuant to the Plan.

2. As of the Record Date, did the undersigned and its affiliates beneficially own shares of Common Stock? YES ☐

If your response is YES, please continue and fill in the statement below with the appropriate information in the space provided.

As of the Record Date, the undersigned and its affiliates beneficially owned ________________ shares of Common Stock.

For purposes of this certificate, “beneficial ownership” shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and “affiliate” shall be defined as set forth in Rule 144 under the Securities Act of 1933, as amended.

NOTE: In the case of joint owners, each joint owner should sign. When signing in a fiduciary or representative capacity, please give your full title. If this certificate is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.

PROXY CARD

IMPSAT FIBER NETWORKS, INC.

The undersigned hereby appoints Guillermo V. Pardo and Jose R. Torres, and each of them, as proxies with full power of substitution and revocation, to represent the undersigned and to vote all shares of Common Stock of IMPSAT Fiber Networks, Inc. (the “Company”) that the undersigned is entitled to vote if personally present at the Annual Meeting of the Company (the “Annual Meeting”) to be held on April 28, 2006 at 10:00 A.M. at Elvira Rawson de Dellepiane 150, Piso 8, Conference Room, Buenos Aires, Argentina, and any adjournment thereof, upon the matters listed below and, in their discretion, upon such other matters as may properly come before the meeting, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting. The proxies appointed hereby may act by a majority of said proxies present at the meeting.

This proxy is being solicited by the Board of Directors of the Company. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2, AND, WITH RESPECT TO ITEM 3, AS SAID PROXIES, AND EACH OF THEM, MAY DETERMINE.

PLEASE FILL OUT AND SIGN THIS PROXY CARD INCLUDING THE CERTIFICATE APPEARING ON THE REVERSE OF THIS PROXY CARD.

Continued on the reverse side.

IMPSAT FIBER NETWORKS, INC.
P.O. BOX 11355
NEW YORK, N.Y. 10203-0355

☐	Ú DETACH PROXY CARD HERE Ú

Please sign, date and return this proxy card in the enclosed postage prepaid envelope.		☒
		Votes must be indicated (x) in Black or Blue ink.
					FOR	AGAINST	ABSTAIN
1. Election of Directors to serve until Annual Meeting to be held in 2007.					☐	☐	☐
FOR ☐ ALL	WITHHOLD ☐ ALL	FOR EXCEPT AS ☐ LISTED BELOW	2.	Ratification of the selection of Deloitte & Touche LLP to serve as the Company’s Independent Auditors for the year ending December 31, 2006.
“Category Four Directors” as defined in the Notice of Annual Meeting and Proxy Statement dated March 31, 2006 (receipt of which is hereby acknowledged):			3.	In their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

Nominees: Ted Doster IV, James Bolin and Ignacio Troncoso
				Change of Address (and/or) Comments Mark Here			☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name.)

S C A N L I N E

NOTE: Please date and sign this proxy card exactly as your name appears hereon. In the case of joint owners, each joint owner should sign. When signing in a fiduciary or representative capacity, please give your full title. If this proxy card is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.

Date	Share Owner sign here	Co-Owner sign here